INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2024
Company delivers Q3 results above the top end of outlook and raises FY 2024 guidance
WILMINGTON, DE. - October 31, 2024 - InterDigital, Inc. (Nasdaq: IDCC), a mobile, video, and AI technology research and development company, today announced results for the quarter ended September 30, 2024.
"In the third quarter we delivered revenues of about $129 million, exceeding the top end of our guidance, driven by a strong performance from our consumer electronics and IoT licensing program," commented InterDigital CEO and President Liren Chen. "In addition, at the start of the fourth quarter, we announced a new license agreement with OPPO Group, a top smartphone vendor, and a binding arbitration agreement with Lenovo. Given the increasing momentum across the business, we are raising the midpoint of our 2024 full-year revenue guidance by $145 million to $860 million."

Third Quarter 2024 Financial Highlights, as compared to Third Quarter 2023:

	Three Months Ended September 30,
(in millions, except per share data)	2024	2023	Change
GAAP Results:
Revenues (a)	$128.7	$140.1	(8)%
Operating Expenses	$89.3	$86.5	3%
Net income [1]	$34.2	$47.9	(29)%
Net income [1] margin	27%	34%	(7) ppt
Diluted EPS [1]	$1.14	$1.72	(34)%

Non-GAAP Results:
Adjusted EBITDA [2]	$64.8	$83.5	(22)%
Adjusted EBITDA margin [2]	50%	60%	(10) ppt
Non-GAAP Net income [3]	$44.9	$57.7	(22)%
Non-GAAP EPS [3]	$1.63	$2.13	(23)%

Additional Information:
Revenue by type:
Recurring revenues	$98.6	$104.5	(6)%
Catch-up revenues	$30.0	$35.6	(16)%
Revenue by program:
Smartphone	$87.4	$104.3	(16)%
CE, IoT/Auto	$40.6	$35.4	15%
Other	$0.6	$0.4	41%
(a) Decrease is primarily driven by lower catch-up revenues in Q3'24 and the expiration of the Huawei agreement at the end of 2023.

Return of Capital to Shareholders

(in millions, except per share data)	Share Repurchases		Dividends Declared		Total Return of Capital
	Shares	Value	Per Share	Value
Third quarter 2024	<0.1	$3.1	$0.45	$11.4	$14.5

Convertibility of 2027 Notes
Pursuant to the terms of the Indenture governing InterDigital’s 3.50% Senior Convertible Notes due 2027 (the “Notes”), the Notes are convertible during its calendar quarter ending December 31, 2024. The current conversion rate of the Notes is 12.9041 shares of InterDigital’s Common Stock per $1,000 principal amount of the Notes.
Upon the conversion of any Notes, InterDigital will pay cash up to the aggregate principal amount of the Notes to be converted, and will pay cash, shares of its Common Stock or a combination of cash and shares of its Common Stock for any conversion obligation in excess of the aggregate principal amount being converted, if any, at InterDigital’s election, as set forth in the Indenture governing the Notes.
At the time InterDigital issued the Notes, InterDigital entered into call spread transactions that together were designed to have the economic effect of reducing the net number of shares that will be issued in the event of conversion of the Notes by, in effect, increasing the conversion price of the Notes from InterDigital’s economic standpoint from $77.49 to $106.31. Refer to Footnote 5 of the Financial Statements from InterDigital’s Form 10-Q for the quarter ended September 30, 2024 for more information.
Near Term Outlook
The Company raised its full year 2024 outlook and provided an initial outlook for fourth quarter 2024 in the table below. The outlook for both fourth quarter 2024 and full year 2024 is based on existing agreements only, and any new agreements that might be reached over the balance of the fourth quarter would be additive.

Full Year 2024
(in millions, except per share data)	Q4 2024	Current	Prior
Revenue	$239 - $249	$855 - $865	$690 - $740
Adjusted EBITDA [2]	$180 - $190	$533 - $543	$378 - $416
Diluted EPS [1]	$3.72 - $3.98	$11.63 - $11.90	$7.17 - $8.32
Non-GAAP EPS [3]	$5.42 - $5.70	$14.69 - $14.99	$9.70 - $10.95
Conference Call Information
InterDigital will host a conference call on Thursday, October 31, 2024 at 10:00 a.m. ET to discuss its third quarter 2024 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the “Webcast” link on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, visit www.interdigital.com and click on the “Dial In Registration” link on the Investors page. Registration is necessary to obtain a dial in phone number and PIN to join.
An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investors section. The replay will be available for one year.

About InterDigital®
InterDigital is a global research and development company focused primarily on wireless, video, artificial intelligence (“AI”), and related technologies. We design and develop foundational technologies that enable connected, immersive experiences in a broad range of communications and entertainment products and services. We license our innovations worldwide to companies providing such products and services, including makers of wireless communications devices, consumer electronics, IoT devices, cars and other motor vehicles, and providers of cloud-based services such as video streaming. As a leader in wireless technology, our engineers have designed and developed a wide range of innovations that are used in wireless products and networks, from the earliest digital cellular systems to 5G and today’s most advanced Wi-Fi technologies. We are also a leader in video processing and video encoding/decoding technology, with a significant AI research effort that intersects with both wireless and video technologies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
For additional financial measures, refer to our third quarter 2024 Form 10-Q and the financial metrics tracker, which are available on the Investor Relations section of our website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional or related legal proceedings, including appeals, changes in the schedules or costs associated with such proceedings or adverse rulings; (iii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iv) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (v) our ability to expand our revenue opportunities by entering into licensing arrangements with video streaming and other cloud-based service providers; (vi) our ability to enter into partnerships with leading inventors and research organizations; (vii) our ability to identify and pursue strategic acquisitions of technology and patent portfolios and other strategic growth opportunities; (viii) our ability to commercialize our technologies and enter into customer agreements; (ix) the failure of the markets for our current or new technologies to materialize to the extent or at the rate that we expect; (x) our continued ability to develop new technologies and secure new patents, including the risk of unexpected delays or difficulties related to the development of our technologies; (xi) risks associated with our capital allocation strategies, including risks associated with our planned dividend payments and share repurchases; (xii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (xiii) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (xiv) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xv) the timing and impact of potential regulatory, administrative and legislative matters; (xvi) changes or inaccuracies in market projections; (xvii) our ability to obtain liquidity though debt and equity financings; (xviii) the potential effects that macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xix) impacts from acts of terrorism, war or political or civil unrest, or any responses thereto, in the United States or elsewhere; (xx) changes in our business strategy; (xxi) changes or inaccuracies in our expectations with respect to royalty payments by our customers and (xxii) risks related to our assumptions and application of relevant accounting standards, including with respect to revenue recognition.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1    Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated. Net income margin is net income attributable to InterDigital, Inc. over total revenues.
2    Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the Company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenues. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.
3    Non-GAAP net income, Non-GAAP EPS, and Non-GAAP weighted-average diluted shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company's ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP EPS is defined as Non-GAAP net income divided by Non-GAAP weighted average diluted shares, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Company's convertible notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$128,679	$140,106	$615,714	$444,070
Operating expenses:
Research and portfolio development	48,331	50,253	147,851	149,560
Licensing	27,467	21,522	149,212	59,534
General and administrative	13,539	14,678	41,665	38,686
Total operating expenses	89,337	86,453	338,728	247,780

Income from operations	39,342	53,653	276,986	196,290

Interest expense	(10,681)	(12,683)	(34,086)	(36,911)
Other income, net	12,554	14,725	33,483	42,303
Income before income taxes	41,215	55,695	276,383	201,682
Income tax provision	(7,025)	(8,541)	(50,877)	(29,715)
Net income	$34,190	$47,154	$225,506	$171,967
Net loss attributable to noncontrolling interest	—	(787)	—	(3,016)
Net income attributable to InterDigital, Inc.	$34,190	$47,941	$225,506	$174,983
Net income per common share — Basic	$1.36	$1.82	$8.92	$6.42
Weighted average number of common shares outstanding — Basic	25,149	26,285	25,286	27,259
Net income per common share — Diluted	$1.14	$1.72	$7.84	$6.19
Weighted average number of common shares outstanding — Diluted	30,034	27,812	28,759	28,261

Cash dividends declared per common share	$0.45	$0.40	$1.25	$1.10

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$34,190	$47,154	$225,506	$171,967
Non-cash adjustments	64,268	99,994	86,433	67,711
Working capital changes	(20,827)	163,462	(232,445)	(2,360)
Net cash provided by operating activities	77,631	310,610	79,494	237,318
Cash flows from investing activities:
Net sales (purchases) of short-term investments	54,306	2,322	173,208	(43,706)
Capitalized patent costs and purchases of property and equipment	(12,836)	(9,642)	(35,434)	(31,159)
Long-term investments	382	567	1,576	567
Net cash provided by (used in) investing activities	41,852	(6,753)	139,350	(74,298)
Cash flows from financing activities:
Payments on long-term debt	—	—	(139,069)	—
Repurchase of common stock	(3,056)	(56,858)	(66,726)	(302,728)
Dividends paid	(10,052)	(9,273)	(30,425)	(29,106)
Other	(4,590)	(2,886)	(14,805)	(8,635)
Net cash used in financing activities	(17,698)	(69,017)	(251,025)	(340,469)
Net increase (decrease) in cash, cash equivalents and restricted cash	101,785	234,840	(32,181)	(177,449)
Cash, cash equivalents and restricted cash, beginning of period	308,995	290,872	442,961	703,161
Cash, cash equivalents and restricted cash, end of period	$410,780	$525,712	$410,780	$525,712

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	SEPTEMBER 30, 2024	DECEMBER 31, 2023
Assets
Cash, cash equivalents and short-term investments	$813,210	$1,006,356
Accounts receivable	212,420	117,292
Prepaid and other current assets	128,106	43,976
Property & equipment and patents, net	310,439	324,567
Other long-term assets, net	261,175	278,623
Total assets	$1,725,350	$1,770,814
Liabilities and Shareholders' equity
Current portion of long-term debt	$454,250	$578,752
Current deferred revenue	156,885	153,597
Other current liabilities	100,636	148,779
Long-term deferred revenue	216,665	223,866
Long-term debt & other long-term liabilities	74,377	84,271
Total liabilities	1,002,813	1,189,265
Total shareholders' equity	722,537	581,549
Total liabilities and shareholders' equity	$1,725,350	$1,770,814

RECONCILIATION OF NON-GAAP MEASURES

The following tables present InterDigital's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarter and year-to-date periods ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands)		(in thousands)
	2024	2023	2024	2023
Net income attributable to InterDigital, Inc.	$34,190	$47,941	$225,506	$174,983
Net loss attributable to non-controlling interest	—	(787)	—	(3,016)
Income tax provision	7,025	8,541	50,877	29,715
Other income, net & interest expense	(1,873)	(2,042)	603	(5,392)
Depreciation and amortization	17,549	19,527	52,165	58,698
Share-based compensation	9,081	10,335	28,122	26,865
Other items (a)	(1,161)	—	(4,361)	10,037
Adjusted EBITDA [2]	$64,811	$83,515	$352,912	$291,890

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands, except for per share data)		(in thousands, except for per share data)
	2024	2023	2024	2023
Net income attributable to InterDigital, Inc.	$34,190	$47,941	$225,506	$174,983
Share-based compensation	9,081	10,335	28,122	26,865
Acquisition related amortization	8,282	10,262	25,027	30,792
Other operating items (a)	(1,161)	—	(4,361)	10,037
Other non-operating items (b)	(262)	(6,112)	(1,788)	(9,370)
Related income tax and noncontrolling interest effect of above items	(3,347)	(3,042)	(9,870)	(13,498)
Adjustments to income taxes	(1,861)	(1,706)	(4,270)	(2,884)
Non-GAAP net income [3]	$44,922	$57,678	$258,366	$216,925

Weighted average dilutive shares - GAAP	30,034	27,812	28,759	28,261
Less: Dilutive impact of the Convertible Notes	2,439	743	2,084	333
Weighted average dilutive shares - Non-GAAP [3]	27,595	27,069	26,675	27,928

Diluted EPS [1]	$1.14	$1.72	$7.84	$6.19
Non-GAAP EPS [3]	$1.63	$2.13	$9.69	$7.77
(a)    Other items in the above tables include one-time contra-expenses of $1.2 million and $4.4 million related to litigation fee reimbursements during the three and nine months ended September 30, 2024, respectively. The nine months ended September 30, 2023 includes $7.5 million of one-time charges for net litigation fee reimbursements and a $2.5 million one-time impairment on our patents held for sale.
(b)    Other non-operating items includes net (gains) or losses from observable price changes of our long-term strategic investments.

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the fourth quarter of fiscal 2024 and full year fiscal 2024 included in this release:

	Outlook
	(in millions)
		Full Year 2024
	Q4 2024	Current	Prior
Net income attributable to InterDigital, Inc.	$118 - $126	$343 - $351	$205 - $238
Income tax provision	24 - 26	75 - 77	55 - 60
Other income, net & interest expense	1	2	7
Depreciation and amortization	18	70	73
Share-based compensation	19	47	42
Other items (a)	—	(4)	(4)
Adjusted EBITDA [2]	$180 - $190	$533 - $543	$378 - $416

	Outlook
	(in millions, except for per share data)
		Full Year
	Q4 2024	Current	Prior
Net income attributable to InterDigital, Inc.	$118 - $126	$343 - $351	$205 - $238
Share-based compensation	19	47	42
Acquisition related amortization	33	33	33
Other operating items (a)	—	(4)	(4)
Other non-operating items (b)	(2)	(2)	(2)
Related income tax and noncontrolling interest effect of above items	(11)	(16)	(14)
Adjustments to income taxes	(2)	(2)	(2)
Non-GAAP net income [3]	$155 - $163	$399 - $407	$258 - $291

Weighted average dilutive shares - GAAP	31.6	29.5	28.6
Less: Dilutive impact of the Convertible Notes	3.0	2.3	2.0
Weighted average dilutive shares - Non-GAAP [3]	28.6	27.2	26.6

Diluted EPS [1]	$3.72 - $3.98	$11.63 - $11.90	$7.17 - $8.32
Non-GAAP EPS [3]	$5.42 - $5.70	$14.69 - $14.99	$9.70 - $10.95
(a)    Other items in the above tables includes contra-expenses related to a litigation fee reimbursement.
(b)    Other non-operating items includes net (gains) or losses from observable price changes of our long-term strategic investments.

CONTACT:	InterDigital, Inc.
Email: investor.relations@interdigital.com
+1 (302) 300-1857